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                                                                 EXHIBIT 23.2


                         [COOPERS & LYBRAND LETTERHEAD]


To the Board of Directors of
   International Wire Group, Inc.:

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated February 28, 1997 on our audits of the consolidated financial statements and financial statement schedules of International Wire Group, Inc. We also consent to the reference to our Firm as experts under the caption "Experts."



                                             /s/ COOPERS & LYBRAND L.L.P

                                             COOPERS & LYBRAND L.L.P.


St. Louis, Missouri
July 2, 1997